UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 5, 2007
NOVAVAX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or	(Commission File Number)	(I.R.S. Employer Identification No.)
organization)

9920 Belward Campus Drive
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 268-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 5, 2007, Novavax, Inc. (the “Company”) entered into a License Agreement with Wyeth Holdings Corporation, a subsidiary of Wyeth (“Wyeth”). The license is a non-exclusive, worldwide license to a family of patent applications covering virus-like particle (VLP) technology for use in human vaccines in certain fields of use. The agreement provides for an upfront payment, annual license fees, milestone payments and royalties on any product sales. Payments under the agreement to Wyeth could aggregate $5 million through the end of 2008. The agreement will remain effective as long as at least one claim of the licensed patent rights cover the manufacture, sale or use of any product; unless terminated sooner at Novavax’s option or by Wyeth for an uncured breach by Novavax.
The Company issued a press release announcing the execution of the agreement with Wyeth on July 9, 2007. A copy of the release is furnished with this report as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
Exhibits
99.1	Press Release issued by Novavax, Inc. dated July 9, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Novavax, Inc.
(Registrant)

July 9, 2007	By:	/s/ Len Stigliano

	Name:	Len Stigliano
	Title:	Vice President, Chief Financial Officer and Treasurer

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